                                                                  EXHIBIT 10.3

                          SUBORDINATED PROMISSORY NOTE

$2,750,000                                                  Portland, Maine
                                                            November 27, 1996


         FOR VALUE RECEIVED, the undersigned Booth Creek Ski Acquisition Corp., Waterville Valley Ski Resort, Inc. and Mount Cranmore Ski Resort, Inc. (collectively referred to as "maker") jointly and severally promise to pay to the order of American Skiing Company (together with any subsequent holder of this Note herein referred to as "holder"), a corporation organized and existing under the laws of the State of Maine, with a principal place of business in the Town of Newry, Maine, the principal sum of Two Million Seven Hundred Fifty Thousand and 00/100 Dollars ($2,750,000) together with interest upon the principal sum hereof from time to time outstanding, computed from the date hereof at the rate of twelve percent (12%) per annum.

         Subject to the terms and provisions hereinafter contained, interest shall be payable semi-annually on December 31 and June 30 of each year beginning June 30, 1997 and continuing until maturity.

         Subject to the terms and provisions hereinafter contained, principal shall be payable in installments as follows:



                     Date                         Principal Amount Due
                     ----                         --------------------
                    1/10/97                              $250,000

                    1/31/98                              $100,000

                    1/31/99                              $150,000

                    1/31/00                              $200,000

                    1/31/01                              $250,000

                    1/31/02                              $300,000

                    1/31/03                              $350,000

                    6/30/04                      Remaining Principal

         Payments under this Subordinated Promissory Note (this "Note") shall be applied as follows: (1) first to the interest on the unpaid balance of the debt evidenced hereby and (2) then the remainder to the unpaid principal balance of the debt until the same is paid in full.

         Payments of principal and interest under this Note not made within fifteen (15) days following the date due shall bear interest at a rate per annum equal to 15% until so paid.

         This Note is subject to the condition that at no time shall the maker be obligated or required to pay interest at a rate which could subject the holder hereof to either civil or criminal liability, forfeiture or loss of principal, interest or other sums as a result of being in excess of the maximum interest rate which maker is permitted by law to pay. If by the terms of this Note maker would at any time be required or obligated to pay interest at a rate in excess of such maximum rate, then the rate of interest under this Note shall be deemed to be immediately reduced to such maximum rate for so long as such maximum rate shall be in effect and shall thereafter be payable at the rate herein provided.

         In case of failure to make payment within fifteen (15) days following the due date of any installments of, principal of, or interest on, this Note or in case of default (not cured within any applicable grace period) in the terms or conditions of (i) the Second Mortgage Deed, Security Agreement and Financing Statement dated as of the date hereof and executed by Waterville Valley Ski Resort, Inc. in favor of holder (as amended or otherwise modified from time to time, the "Waterville Mortgage") and (ii) the Second Mortgage Deed, Security Agreement and Financing Statement dated as of the date hereof and executed by Mount Cranmore Ski Resort, Inc. in favor of holder (as amended or otherwise modified from time to time, the "Cranmore Mortgage" and, together with the Waterville Mortgage, the "Mortgages"), subject to the terms and provisions hereinafter contained the holder of this Note shall have the option, upon delivery of written notice to the maker, to declare due and payable at once the entire principal balance hereof together with accrued interest at the rates hereinabove provided.

         All payments due hereunder and any notice given by the maker to the holder hereof shall be addressed to American Skiing Company, P.O. Box 450, Sunday River Access Road, Bethel, Maine 04217, Attn: Chief Administrative Officer unless written notice of another holder or address be given to the maker. Any notice given by the holder to the maker shall be addressed to Booth Creek Ski Acquisition Corp., 1000 South Frontage Road, Vail, Colorado 81657,
Attn: Chairman unless written notice of another address be given to the holder.

         This Note evidences a loan for business and commercial purposes.

         Each maker is jointly and severally liable for all obligations hereunder. The maker and all other parties that may be or become liable herefor, whether principal, guarantor, endorser or otherwise, hereby severally waive demand, notice and protest, and waive all recourse to suretyship and guarantorship defenses generally, including but not limited to, any extensions of time for payment or performance which may be granted to the maker or to any other party, any modification or amendments to this Note or any document securing payment and performance hereof, any release of security, any release of a liable party or parties, and all other indulgences of any type which may be granted by the holder hereof to any or all of maker or any other party that may be or become liable herefor, and do also agree to pay all reasonable costs and expenses of any nature, whether incurred in or out of court, and whether incurred before or after this Note shall become due at its maturity date or otherwise, including but not limited to reasonable attorney's fees and costs, which the holder hereof may deem necessary or proper in connection with the collection or satisfaction of the indebtedness evidenced hereby or in the administration, supervision, preservation or protection (including but not limited to the maintenance of adequate insurance) of or realization upon any collateral security herefor.

         Maker and all parties that may be or become liable herefor shall have the right to prepay the principal hereof in full or in part together with accrued interest to the date of payment on the principal amount being prepaid, at any time and from time to time without premium or penalty.

         The obligations of the maker hereunder are hereby made subordinate and junior in right of payment, to the extent and in the manner provided herein, to the prior payment in full in cash of all Senior Debt (as hereinafter defined) of the maker (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed).

         The following terms shall have the meanings hereinafter set forth:

         "Insolvency or Liquidation Proceeding" means any insolvency or bankruptcy or similar case or proceeding, or any reorganization, receivership, liquidation, dissolution or winding up of maker, whether voluntary or involuntary, or any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the maker.

         "Post-Petition Interest" means all interest accrued or accruing on such indebtedness after the commencement of any Insolvency or Liquidation Proceeding against the obligor on such indebtedness in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing such indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

         "Representative" means, with respect to any Senior Debt, the agent or other representative(s), if any, of holders of such Senior Debt.

         "Senior Debt" means and includes all principal of, premium and interest on, and any other penalties, premiums, fees, charges, obligations, expense reimbursement or other liabilities (including, but not limited to, Post-Petition Interest) existing from time to time under (i) any indebtedness of maker (other than the Subordinated Obligation) incurred or established to finance the purchase price payable under that certain Purchase and Sale Agreement among Waterville Valley Ski Area, Ltd., Cranmore, Inc., American Skiing Company and Booth Creek Ski Acquisition Corp. dated as of August 30, 1996, and including any amendments, restatements, supplements, modifications, renewals and extensions thereof and any complete or partial refinancing and replacements thereof, (ii) any indebtedness of maker incurred or established with one or more financial institutions unrelated to maker to fund working capital requirements for the Waterville Valley Ski Resort in Waterville Valley, New Hampshire and/or the Mt. Cranmore ski resort in North Conway, New Hampshire (the "Resorts") and including any amendments, restatements, supplements, modifications, renewals and extensions thereof and any complete or partial refinancing and replacements thereof, (iii) indebtedness of maker incurred or established to finance the purchase or improvement, or any capitalized leases, of property or assets to be used in the operation of the Resorts and including any amendments, restatements, supplements, modifications, renewals and extensions thereof and any complete or partial refinancings and replacements thereof, and (iv) any other indebtedness of maker owing to the financial institutions that provided the financing described in clauses (i), (ii) and
(iii) above, including their successors and assigns.

         "Subordinated Obligation" means this Note and all obligations of payment hereunder and under the Mortgages including principal, interest, premium and costs, expenses and other charges.

         Upon any distribution of cash, securities or other property to creditors of the maker in a liquidation or dissolution of the maker or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the maker or its property, in an assignment for the benefit of creditors or any marshaling of the maker's assets and liabilities:

                (1) holders of Senior Debt shall be entitled to receive payment in full in cash of all Senior Debt before the holder of this Note shall be entitled to receive any payment with respect to this Note; and

                (2) until all Senior Debt (as provided in subsection (1) above) is paid in full in cash, any distribution to which holders of this Note would be entitled but for the subordination provisions of this paragraph shall be made to holders of such Senior Debt, as their interests may appear.

         The maker may not make any payment or distribution to any holder of this Note until all Senior Debt has been paid in full in cash; provided, however, that the maker may make payments of principal and interest on this Note unless:

                (1) a default in the payment of the principal of or premium or interest on Senior Debt (a "Payment Default") occurs and is continuing; or

                (2) a default, other than a Payment Default (a "Non-Payment Default"), under any agreement, indenture, or other document governing Senior Debt occurs and is continuing that permits holders of Senior Debt as to which such default relates to accelerate its maturity and the holder of this Note receives a notice of such default (a "Payment Blockage Notice") from any holder of Senior Debt. If the holder of this Note receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this subsection (2) unless and until at least 179 days shall have elapsed since the delivery of the immediately prior Payment Blockage Notice. No Non-Payment Default that existed or was continuing on the date of delivery of any Payment Blockage Notice shall be, or made, the basis for a subsequent Payment Blockage Notice.

         The maker may and shall resume all payments on this Note upon:

                (1) in the case of a default referred to in subsection (1) above, the date upon which such default is cured or waived; or

                (2) in the case of a default referred to in subsection (2) above, the earlier of the date upon which the default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of such Senior Debt has been accelerated.

         If payment of this Note is accelerated because of any default hereunder or under the Mortgages, the maker shall promptly notify holders of Senior Debt of the acceleration.

         In the event that any holder of this Note receives any payment with respect to this Note at a time when such payment is prohibited hereby, such payment shall be held by such holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to the holders of Senior Debt as their interests may appear under the indenture or other agreement (if any) pursuant to which such Senior Debt may have been issued, as their respective interests may appear or as directed by final, non-appealable action of a court of competent jurisdiction for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all Senior Debt in full in accordance with its terms, after giving affect to any concurrent payment or distribution to or for the holders of such Senior Debt.

         With respect to the holders of Senior Debt, the holder hereof undertakes to perform only such obligations as are specifically set forth herein, and no implied covenants or obligations with respect to the holders of such Senior Debt shall be read into this Note against the holder hereof. The holder hereof shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the holder hereof shall accept or retain money or assets to which any holders of such Senior Debt shall be entitled by virtue of this Note, except if such payment is made at a time when the terms of this Note prohibit such payment.

         The maker shall promptly notify the holder hereof in writing of any facts known to the maker that would cause a payment under this Note to violate this Note, but failure to give such notice shall not affect the subordination of this Note to the Senior Debt of the maker as provided herein.

         After all Senior Debt is paid in full in cash and until this Note is paid in full the holder of this Note shall be subrogated to the rights of holders of such Senior Debt to receive distributions applicable to such Senior Debt to the extent that distributions otherwise payable to the holder hereof have been applied to the payment of such Senior Debt. A distribution made hereunder to holders of Senior Debt that otherwise would have been made to the holder hereof is not, as between the maker and holder hereof a payment by the maker.

         The holder may not unilaterally commence proceedings to enforce any rights or remedies that it may have against the maker of any of its assets under this Note or the Mortgages or accelerate this Note until the passage of 360 days after the receipt by maker and the holders of the Senior Debt of notice from the holder hereof that a default has occurred under this Note or the Mortgages.

         The foregoing provisions defines the relative rights of the holder of this Note and holders of Senior Debt of the maker. Nothing in this Note shall:

                (1) impair, as between the maker, and the holder of this Note, the obligation of the maker, which is absolute and unconditional, to pay principal of and premium, interest and other fees, charges and expenses, if any, on this Note in accordance with its terms; or

                (2) affect the relative rights of the holder of this Note and creditors of the maker other than the rights of the holder of this
         Note in relation to holders of the Senior Debt; or

                (3) except as expressly limited hereunder, prevent the holder of this Note from exercising its available remedies upon a default hereunder or under the Mortgages, subject to the rights of holders of such Senior Debt to receive distributions and payments otherwise payable to the holder of this Note.

         If the maker fails because of the foregoing provisions to pay principal of or premium, interest or other fees, charges and expenses, if any, on this Note on the due date, the failure shall none-the-less constitute a default hereunder.

         No right of any holder of Senior Debt to enforce the subordination of the indebtedness evidenced by this Note shall be impaired by any act or failure to act by the maker or any holder of Senior Debt or the failure of the maker or any holder to comply with this Note.

         The holders of any Senior Debt of the maker may, at any time and from time to time, without the consent of or notice to the holder hereof, without incurring any liabilities to the holder hereof and without impairing or releasing the subordination and other benefits provided herein or the obligations of the holder of this Note to the holders of such Senior Debt, even if any holder's right of reimbursement or subrogation or other right or remedy is affected, impaired or extinguished thereby, do any one or more of the following: (i) amend, renew, exchange, extend, modify, increase or supplement in any manner such Senior Debt or any instrument evidencing or guaranteeing or securing such Senior Debt or any agreement under which such Senior Debt is outstanding (including, but not limited to, changing the manner, place or terms of payment or changing or extending the time of payment of, or renewing, exchanging, amending, increasing, releasing, terminating or altering any such instrument or agreement); (ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any property pledged, mortgaged or otherwise securing such Senior Debt or any liability of any obligor thereon, to such holder, or any liability incurred in respect thereof; (iii) settle or compromise any such Senior Debt or any other liability of any obligor of such Senior Debt to such holder or any security therefor or any liability incurred in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including, without limitation, payment of any Senior Debt) in any manner or order; and (iv) release, terminate or otherwise cancel, or fail to take or to record or otherwise perfect, for any reason or for no reason, any lien or security interest securing such Senior Debt by whomsoever granted, exercise or delay in or refrain from exercising any right or remedy against any obligor or any guarantor or any other person, elect any remedy and otherwise deal freely with any obligor and any security for such Senior Debt or any liability of any obligor to the holders of such Senior Debt or any liability incurred in respect to such Senior Debt.

         Upon any payment or distribution of assets of the maker referred to herein, the holder of this Note shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of an authorized representative of the holders of Senior Debt or the maker or of the liquidating trustee or agent or other person making any distribution to the holder of this Note for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the maker, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto.

         For all purposes of this Note, a "payment or distribution on account of Subordinated Obligations" shall include, without limitation, any direct or indirect payment or distribution on account of the purchase, prepayment, redemption, retirement, defeasance or acquisition of this Note, any recovery by the exercise of any right of set-off, any direct or indirect payment of principal, premium or interest with respect to or in connection with any mandatory or optional redemption or purchase provisions, any direct or indirect payment or distribution payable or distributable by reason of any Subordinated Obligations, and any direct or indirect payment or recovery on any claim relating to or arising under this Note.

         If any obligation or portion of this promissory note is determined to be invalid or unenforceable under law, it shall not affect the validity or enforceability of the remaining obligations or portions hereof. If there is more than one party signatory hereto, the liability of all such parties whether principal, guarantor, endorser or otherwise hereunder shall be joint and several. This Note shall be governed by and construed in accordance with the laws of the State of Maine without regard to the conflicts of laws and provisions thereof.

         Maker hereby consents to and acknowledges the pledge and assignment of this Note to Fleet National Bank, as agent, pursuant to that certain Security Agreement among American Skiing Company certain subsidiaries thereof and Fleet National Bank, as agent, dated June 28, 1996.

         The provisions of this Note regarding subordination and other matters relating to the holders of Senior Debt are for the benefit of the holders of Senior Debt and may be enforced directly by them against the holder of this Note. The holder of this Note acknowledges and agrees, by acceptance hereof, that the holders of the Senior Debt have relied upon and will continue to rely upon the subordination provided for herein in entering into the transaction to which they are a party and making the extensions of credit comprising the Senior Debt. The holder of this Note hereby waives notice of or proof of reliance hereon.

                                        BOOTH CREEK SKI
                                        ACQUISITION CORP.

                                        By: /s/ Jeffrey J. Joyce
                                           -----------------------------
                                        Name:
                                             ---------------------------
                                        Title:
                                              --------------------------


                                        WATERVILLE VALLEY SKI
                                        RESORT, INC.

                                        By: /s/ Jeffrey J. Joyce
                                           -----------------------------
                                        Name:
                                             ---------------------------
                                        Title:
                                              --------------------------


                                        MOUNT CRANMORE SKI
                                        RESORT, INC.

                                        By: /s/ Jeffrey J. Joyce
                                           -----------------------------
                                        Name:
                                             ---------------------------
                                        Title:
                                              --------------------------